UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. N/A)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

FIRST CENTURY BANCORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST CENTURY BANCORP.

807 Dorsey Street

Gainesville, Georgia 30501

(770) 297-8060

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 27, 2009

July 20, 2009

Dear Shareholder:

You are cordially invited to attend our 2009 Annual Meeting of Shareholders of First Century Bancorp., the holding company for First Century Bank, National Association.  At the meeting, we will report on our performance in 2008 and answer your questions.   We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you.

This letter serves as your official notice that the meeting will be held on August 27, 2009 at 10:00 a.m., at our offices located at 807 Dorsey Street, Gainesville, Georgia for the following purposes:

1.             To consider and elect eight (8) persons to serve on our Board of Directors for a one-year term expiring at the 2010 annual meeting;

2.             To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC as our external auditors for the fiscal year 2009; and

3.             To transact any other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has set the close of business on July 10, 2009 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

We thank you for your support.  Please take this opportunity to take part in the affairs of your company by voting on the business to come before the meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy card to us in the envelope provided as soon as possible.  If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person.  You may revoke your proxy at any time before it is voted.

If you have any questions about the Proxy Statement, please call or write us.  On behalf of the Board of Directors of First Century Bancorp we urge you to vote “FOR” each of the proposals.

Sincerely,

William R. Blanton
President and Chief Executive Officer,
Chairman of the Board of Directors

i

The date of this document is July 20, 2009 and is first being mailed to the shareholders of First Century Bancorp. on or about July 20, 2009.

ii

PROXY STATEMENT

FIRST CENTURY BANCORP.

807 Dorsey Street

Gainesville, Georgia 30501

(770) 297-8060

PROXY STATEMENT FOR 2009 ANNUAL MEETING

Time and Place of the Meeting

Our board of directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on August 27, 2009, at 10:00 a.m., at our offices located at 807 Dorsey Street, Gainesville, Georgia, and at any adjournments of the meeting.

Record Date and Mailing Date

The close of business on July 10, 2009 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about July 20, 2009.

Proposals to Be Considered

1.            To consider and elect eight (8) persons to serve on our board of directors for a one-year term expiring at the 2010 annual meeting; and

2.            To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC as our external auditors for the fiscal year 2009.

The board of directors recommends a vote “FOR” each of the proposals

Procedures for Voting by Proxy

If you properly sign, return, and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card.  If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR each of the proposals and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the board of directors.

If you hold your shares in street name, you will receive a notice regarding availability of proxy materials that will tell you how to access our proxy materials and provide voting instructions to your broker over the Internet.  It will also tell you how to request a paper or e-mail copy of our proxy materials.  If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote.

Procedures for Voting in Person at the Annual Meeting

If you are a registered shareholder and prefer to vote your shares at the annual meeting, bring proof of identification.  You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we encourage you to vote in advance by mail so that your vote will be counted if you later decide not to attend the meeting.  If you wish to vote in person at the annual meeting and have previously submitted a proxy, you must deliver to an officer of the company a written notice of termination of the proxy’s authority before the vote.  Attendance at the annual meeting will not itself revoke a previously granted proxy.

Revocation of Proxy

If you are registered shareholder, you may revoke your proxy at any time prior to the vote at the annual meeting by delivering to an officer of the company a written notice of termination of the proxy’s authority or a properly signed proxy bearing a later date.  If you hold your shares in street name and wish to change your vote, you should follow the instructions received from your broker.

Requirements for Shareholder Approval

As of the close of business on the record date, we had 50,000,000 shares of common stock, no par value, authorized, of which 4,998,820 shares were issued and outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.

A quorum will be present at the meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

For Proposal One, the election of directors, only those votes actually cast for the election of a director will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

For Proposal Two, the ratification of appointment of our independent auditors, the votes of holders of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required to approve the proposal.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Non-Voting Preferred Stock. As of the close of business on the July 10, 2009, we had 10,000,000 shares of preferred stock, no par value authorized, including 50,000 shares of Series A Preferred Stock of which no shares were issued or outstanding and 100,000 shares of Series B Preferred Stock of which 75,000 shares were issued and outstanding. The Series A and Series B Preferred Stock are not entitled to vote on any of the matters to be presented at the meeting.

Proxy Solicitation

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Important Notice of Internet Availability of Proxy Materials

The proxy statement and our 2008 Annual report on Form 10-K are available to the public for viewing on the Internet at http://www.myfirstcenturybank.com/aboutus.asp.

In addition, the above items and other SEC filings are also available to the public on the SEC’s website on the Internet at www.sec.gov.  Upon written or oral request by any shareholder, we will deliver a copy of our Form 10-K.  In addition, upon written or oral request, we will also promptly deliver a copy of this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered.

PROPOSAL ONE

Election of Directors

Eight directors will be elected at the annual meeting, each of whom is expected to serve until our next annual meeting of shareholders or until his or her successor has been duly elected and qualified.  Each nominee has consented to being named as a nominee and to serve, if elected.

The following table shows for the nominee: (a) his or her name; (b) his or her age at December 31, 2008; (c) how long he or she has been a director of the Company; and (d) his or her position(s) with the Company.  The address of each director is 807 Dorsey Street, Gainesville, Georgia 30501.

NAME (AGE)	DIRECTOR SINCE	POSITION WITH FIRST CENTURY BANCORP.

William A. Bagwell, Jr. (37)	2007	Director of Company and the Bank

William R. Blanton (61)	2007	Director of Company and the Bank and Chief Executive Officer of the Company

Lanny W. Dunagan (57)	2002	Director of Company and the Bank

William M. Evans, Jr. (57)	2007	Director of Company and the Bank

Gilbert T. Jones, Sr. (72)	2000	Director of Company and the Bank

J. Allen Nivens, Jr.(33)	2007	Director of Company and the Bank

Dr. Wendell A. Turner (51)	2001	Director of Company and the Bank

R.K. Whitehead III (43)	2007	Director of Company and the Bank

Background of Directors

William A. Bagwell, Jr.  Mr. Bagwell has been employed by Homestead Investments, LLC, a real estate investment company, since 2005.  Prior to that employment, Mr. Bagwell served from 1999 to 2005 as the Vice President of the Greater Hall Chamber of Commerce.  Mr. Bagwell holds a bachelor of science degree in political science from Presbyterian College.

William R. Blanton.  Mr. Blanton has over 35 years of banking experience and serves as the Chairman of our Board of Directors and our Chief Executive Officer.  Mr. Blanton currently serves as Chief Executive Officer of First Covenant Bank.  Mr. Blanton is also President of CINC Systems, LLC, a software company specializing in software for the banking and non-profit industries, and Accounting Integrators’, LLC a software company specializing in integrating non-profit organizations depository accounts with banks.  In addition, he is the managing member of Terrazza Realty Advisors, LLC and Terrazza Realty Investments, LLC, real estate investment companies.  Mr. Blanton  held several positions including President and Chief Financial Officer of First Capital Bank from August 1989 through November 2005.  Mr. Blanton has also held executive positions with Investors Bank & Trust in Duluth, Georgia and several other community banks.  In addition, Mr. Blanton previously served as President of Bank Analysts, a bank consulting firm and as an examiner for the Georgia Department of Banking and Finance.  Mr. Blanton serves on the board of directors of First Covenant Bank, United Americas Bankshares, Inc., and its subsidiary United Americas Bank.

Lanny W. Dunagan.  Mr. Dunagan is a Hall County native and is the sole owner of Lanny Dunagan’s Welding Service, a company he founded in 1984.  He is a member and trustee of Hopewell Baptist Church in Gainesville, Georgia.

William M. Evans, Jr.  Mr. Evans is the President of Fox Creek Properties, Inc., a land development business, a position he has held since 1993.  He is also a Vice-President with Piedmont Investments.  Mr. Evans has been a founding member of three banks:  Heritage Bank, Premier Bankshares and Piedmont Bank.  He most recently served as chairman of Piedmont Bank from 2001 until its sale in 2006 to PrivateBancorp, Inc. which is publicly traded under the symbol PVTB.  Mr. Evans holds a degree in accounting and finance from West Georgia College and an M.B.A. from the University of Georgia.

Gilbert T. Jones, Sr.  Mr. Jones retired in 2008.  Prior to his retirement he was the sole owner and President of Great Southern Resource and Investment Inc., a development and construction company.  Mr. Jones is a graduate of the Woodrow Wilson College of Law.

J. Allen Nivens, Jr.  Mr. Nivens engages in commercial and acreage sales with The Norton Agency, a real estate and insurance firm in North Georgia, a position he has held since 2005.  From 2003 through 2005, Mr. Nivens served as the Vice President of Commercial Lending at Hamilton State Bank.  Prior to that position, he served as a commercial lender for Regions Bank from 1998 through 2003.  In the community, Mr. Nivens is Chairman of the John Jarrard Foundation, on the Gainesville State College Foundation Executive Board, on the Greater Hall Chamber of Commerce Board and the 2006 Hall County Young Man of the Year.  Mr. Nivens holds a degree in management from the Georgia Institute of Technology.

Dr. Wendell A. Turner.  Dr. Turner is a medical doctor and has been practicing with Gainesville Gynecology, LLC since 2007.  Prior to opening Gainesville Gynecology, LLC, he practiced with Lanier OB/GYN Associates LLC from 2003 until 2007.  Dr. Turner holds an associates degree in art from Clayton State College and a bachelor of science degree in chemistry from the Georgia Institute of Technology.  He received his M.D. degree from the Medical College of Georgia in 1982.

R.K. Whitehead III.  Mr. Whitehead has served as the President of Whitehead Die Casting Co., an aluminum and zinc die casting manufacturer, since 1990.  Mr. Whitehead is also the President of WDI Company, a real estate business located in Gainesville, Georgia.  In addition, he currently serves as Chairman of the Greater Hall Chamber of Commerce and as Chairman of the Finance Committee of the Northeast Georgia Health System.  Mr. Whitehead holds a bachelor of mechanical engineering from the Georgia Institute of Technology.

The board of directors recommends that you vote “for” the election of the director nominees.

PROPOSAL TWO

Ratification of Independent Auditors

The board of directors seeks ratification of the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC as our external auditors for the fiscal year 2009.  Although our governing documents do not require the submission of our external auditors to the shareholders for approval, the board of directors considers it desirable that the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC be ratified by the shareholders.

The board of directors recommends that you vote “for” the ratification of Mauldin & Jenkins, Certified Public Accountants, LLC as our external auditors for the fiscal year 2009.

Meeting and Committees of the Board

During the year ended December 31, 2008, the board of directors of the Company held  14 regular and special meetings. Each of the incumbent directors attended at least 75% of the total number of meetings of the Company’s board of directors and committees of the board of directors on which he serves, with one exception.  Mr. Gilbert T. Jones, Sr. attended 64% of the meetings due to an injury.

Nominating Committee. Our Company does not have a standing nominating committee for director nominees and has not adopted a nominating committee charter. Rather, the full board of directors participates in the consideration of director nominees. Each of our Company’s directors other than Mr. Blanton meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. Since we are a small business issuer and all of our directors other than Mr. Blanton are independent, we believe a standing nominating committee for director nominees is not necessary. See “Director Nominations and Shareholder Communications” on page 17.

Administrative Committee. The boards of directors of our Company and the Bank have established an Administrative Committee for the purpose of addressing issues regarding personnel and compensation and administering the First Century Bancorp. 2003 Stock Incentive Plan. The Administrative Committee members for 2008 included all of the independent directors of the Company.  There were no Administrative Committee meetings during the year ended December 31, 2008.  The Administrative Committee has the authority to determine the salaries, bonuses and equity plan participation levels for the named executive officers and is responsible for establishing, implementing and monitoring all compensation policies of the Company and the Bank. The Administrative Committee also has the authority to review and make determinations with respect to employment agreements, severance arrangements and retirement plans for the named executive officers, to oversee the design and administration of equity-based and incentive compensation plans and otherwise to review and approve compensation plans. The Administrative Committee does not delegate any of its authority to any executive officer of the Company or the Bank. The CEO does not participate in any discussion or review by the Administrative Committee regarding his own compensation.

Audit Committee. The boards of directors of the Company and the Bank have established a joint Audit Committee for the purpose of reviewing the Company’s annual report and internal audit report of independent public accountants. The Audit Committee members in 2008 were William R. Blanton, chairman, Lanny W. Dunagan, secretary, Dr. Wendell A. Turner, Gilbert T. Jones, Sr., William A. Bagwell, Jr., R.K. Whitehead, III, J. Allen Nivens, Jr., and William M. Evans, Jr.  Each of these members other than Mr. Blanton meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. Our board of directors has determined that Mr. Blanton and Mr. Whitehead qualify as audit committee financial experts under the SEC rules.  The Audit Committee held one meeting during the year ended December 31, 2008. The Audit Committee also serves as the

Information Technology Committee. The Audit Committee adopted its charter in August 2005.  A copy of the audit charter was attached as Appendix A to our 2006 proxy statement.

Audit Committee Report

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee reviewed and discussed with management the audited financial statements.  The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61.  The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditor’s the independent auditor’s independence from the company and its management.  In reliance upon the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

The report of the audit committee is included herein at the direction of its 2008 members, William R. Blanton, Lanny W. Dunagan, secretary, Dr. Wendell A. Turner, Gilbert T. Jones, Sr., William A. Bagwell, Jr., R.K. Whitehead, III, J. Allen Nivens, Jr., and William M. Evans, Jr.

Executive Officers

The table below shows the following information for each of the Company’s executive officers: (a) his or her name; (b) his or her age at December 31, 2008; (c) how long he or she has been an officer or significant employee of the Company; and (d) his or her positions with the Company and the Bank:

Name (Age)	Executive Officer Since	Position with the Company and Business Experience

William R. Blanton (61)	2008	Chairman, President and Chief Executive Officer of the Company and the Bank

Denise Smyth (45)	2008	Principal Financial and Accounting Officer of the Company and the Bank

Chris England (50)	2008	President of the South Hall division of the Bank

Kurt A. Hansen (41)	2008	President of the Gainesville division of the Bank

Michael A. Harris (43)	2008	President of the Athens division of the Bank

Executive Compensation

The following table sets forth the annual compensation for certain of our executive officers, for services in all capacities to the Company or our Bank subsidiary for fiscal year 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non- Equity Incentive Plan Comp. ($)	Nonqualified Deferred Comp. Earnings ($)	All Other Comp. (2) ($)	Total ($)
(in thousands)

William R. Blanton Chief Executive Officer	2008	$0	—	—	$0	—	—	—	$0

R. Allen Smith,	2008	$82							$82
Former Principal Executive Officer	2007	$212	—	—	$24	—	—	—	$236

Chris England President of the South Hall Division of the Bank	2008	$107		$7	—	$8	—		$122

(1) Represents the FAS 123R expense related to the options held by each individual.

(2) We have omitted information on perquisites and other personal benefits because the aggregate amount of these items does not meet the minimum amount required for disclosure under the SEC’s regulations.

On October 25, 2006, Allen Smith, was named President of the Bank and Principal Executive Officer of the Company.  Prior to this appointment, Mr. Smith had served as a consultant to the Company and its Board of Directors. Mr. Smith also previously served as Interim Chief Executive and Financial Officer of the Company.  Pursuant to the terms of the consulting arrangement with the Company, Mr. Smith will continue to be paid $125 per hour for his services. Mr. Smith resigned from the position effective May 31, 2008, however, he will continue to be a member of the Board of Directors of First Century Bank.

Change of Control Agreements

We entered into an agreement with Chris England which provides that upon a “Change of Control,” Mr. England would be entitled to receive an amount equal to two times his then current base salary.  “Change of Control” is defined as the exercise of power, directly or indirectly, to direct management or policies of the Company by any person that does not own or control 25% of the common stock or other voting securities of the Company as of the date of the agreement or the acquisition by any person of 25% or more of any class of voting securities.

Outstanding Equity Awards at December 31, 2008

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

R. Allen Smith	100,000	—	$5.00	September 20, 2015

Chris England	—	90,000	$2.00	April 30, 2018

Director Compensation

The directors of the Company were not compensated separately for their services as directors for fiscal year 2008.

Equity Compensation Plan Information

The table below sets forth information regarding shares of the Company’s common stock authorized for issuance as of December 31, 2008 under the following the Company equity compensation plans or agreements:

•                  First Century Bancorp., Inc. 2003 Stock Incentive Plan;

•                  First Century Bancorp., Inc. Non-Qualified Stock Option Agreement with R. Allen Smith; and

•                  First Century Bancorp. Warrant Agreements with certain directors of the Company.

The Stock Incentive Plan was approved by shareholders on May 29, 2003.  At the 2008 Annual Meeting of shareholders, the shareholders approved an amendment to increase the number of shares of our common stock authorized to be reserved for issuance under the Stock Incentive Plan from 125,000 to 750,000.  None of the other equity compensation plans or agreements listed above have been approved by the Company’s shareholders.  Each of those plans or agreements is described below.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under the equity compensation plans (excluding shares subject to outstanding options)
Equity compensation plans approved by security holders	438,334	$2.27	311,666
Equity compensation plans not approved by security holders	253,393	$8.03	—
Total	691,727	$4.38	311,166

Non-Qualified Stock Option Agreement with R. Allen Smith.  On September 20, 2005 the Company entered a consulting agreement with Mr. Smith, pursuant to which the Company issued a warrant to Mr. Smith to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.00 per share.  One-third of the option was vested and exercisable upon grant, with the remaining thirds vesting on an annual basis.

Warrant Agreements with Certain of the Company’s Directors.  On March 25, 2002, the Company issued warrants to its directors to purchase an aggregate of 199,736 shares of the Company’s common stock at an exercise price of $10.00 per share.  The warrants become exercisable in one-third annual increments beginning on the first anniversary of the issuance date, provided that throughout the period beginning on the date of the initial issuance of the warrants and ending on the particular anniversary, the warrant holder has served continuously as a director of the Company and the Bank and has attended at least 75% of the meetings of the relevant boards of directors.  Warrants which fail to vest as provided in the previous sentence will expire and no longer be exercisable.  Exercisable warrants will generally remain exercisable for the 10-year period following the date of issuance.  The exercise price of each warrant is subject to adjustment for stock splits, recapitalizations or other similar events.  As of December 31, 2008, 153,393 warrants remained outstanding of which 153,393 are exercisable.

There is currently no active trading market for the Company’s common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of June 30, 2009 by (a) each director and the executive officers named in the Summary Compensation Table; (b) holders of more than 5% of the Company’s common stock; and (c) the executive officers and all directors, as a group.  The information shown below is based upon information furnished to the Company by the named persons.

Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Exchange Act.  Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power,” which includes the power to dispose or to direct the disposition of a security.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within 60 days of June 30, 2009.

Name	Number of Shares	Exercisable Warrants & Options(1)	Total Beneficial Ownership	% of Class (2)	Nature of Beneficial Ownership
Directors and Officers:
William A. Bagwell, Jr.	76,994	136,332	213,326	4.2%	Includes warrants to purchase 136,332 shares held by Homestead Investment, LLC
William R. Blanton	442,806	850,254	1,293,060	22.1%
William M. Evans, Jr.	484,129	283,418	767,547	14.5%	Includes warrants to purchase 147,602 shares held by Silver Hill Enterprises LP and 333,333 shares held by Mr. Evan’s spouse
Lanny Dunagan	42,042	13,334	55,376	1.1%	Includes 500 shares held jointly with Mr. Dunagan’s son
Gilbert Jones, Sr.	48,926	20,534	69,460	1.4%	Includes 500 shares held as joint custodian for Mr. Jones’ grandchildren
J. Allen Nivens, Jr.	37,345	69,165	106,510	2.1%
Dr. Wendell Turner	147,327	27,067	174,394	3.5%
R. K. Whitehead, III	37,345	69,165	106,510	2.1%
R. Allen Smith	11,631	100,000	111,631	2.2%
Chris England	670	0	0	—
Kurt Hansen	670	0	0	—
Michael Harris	670	0	0	—

All Directors and Executive Officers as a Group (12 persons):
	1,330,555	1,569,269	2,899,824	44.2%

5 Percent Shareholders:

Richard T. Smith	333,334	0	0	6.7%
Golden Isles Reinsurance Co. Ltd.	666,668	0	0	13.4%
Joe E. McCart	500,000	0	0	10.0%
J. Clay Newman TOD Wallace Keith Newman	333,333	0	0	6.7%

(1)  Certain directors hold warrants which contain provisions for automatic adjustments of the exercise price for shares and the number of shares purchasable under the warrants if subsequent shares or warrants are issued at a price less than the current exercise price.  The numbers included in the table include the automatic adjustments to such warrants as a result of the warrants issued in connection with the private placement of Series B Preferred Stock.

(2) Based on 4,998,820 shares of common stock of the company outstanding as of June 30, 2009, plus the number of shares which the named person exercising all options or warrants has the right to acquire within 60 days, but that no other persons exercise any options or warrants.

Certain Relationships and Related Transactions

The Company’s directors and officers, and the businesses and other organizations with which they are associated, from time to time may have banking transactions in the ordinary course of business with the Bank.  The Bank’s policy is that any loans or other commitments to those persons or entities be made in accordance with applicable law and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar standing.  All transactions with affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of directors including a majority of disinterested directors.

In addition, each loan by the Bank to any officer, director or controlling person of the Bank or any of its affiliates may be made only in compliance with the following conditions:

The loan:

•                  must be evidenced by a promissory note naming the Bank as payee and must contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank’s locale;

•                  must be repaid according to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made to non-affiliates in the Bank’s locale;

•                  must be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the Bank’s locale, show the loan to be collectible and the borrower a satisfactory credit risk; and

•                  the purpose of the loan and the disbursement of proceeds are reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the Bank’s locale.

In April 2007, Mr. Blanton purchased 738,008 shares of our common stock in a private placement at $2.71 per share.  We also issued Mr. Blanton warrants to purchase up to 738,008 shares at $2.71 per share.  The warrant has no expiration date and contains provisions which provide for automatic adjustments in price and shares purchasable under the warrant in the event additional securities are issued below or have a conversion or exercise price below the current warrant exercise price.  We received proceeds of approximately $2,000,000 less fees and expenses related to the sale of the shares, which we used for working capital purposes.  There were no brokerages or underwriting commissions paid in connection with the sale of the shares.

On May 4, 2007, we redeemed 35,000 shares of preferred stock at $10.00 per share that it had issued at the same price per share in 2006 to each of its directors.

In December 2007, we completed a private placement of Series B Preferred Stock, no par value, for $10.00 per share, selling a total of $750,000 of shares.  The investors in that offering also received warrants to acquire 75,000 shares of common stock at an exercise price of $1.50 per share, which we believe was the fair market value of the common stock on the date of issuance of the warrants.  The warrants have no expiration date and contain provisions which provide for automatic adjustments in price and shares purchasable under the warrants in the event additional shares or warrants are issued below the current warrant exercise price.  As a result of the issuance of the warrants with an exercise price below the $2.71 exercises price, the exercise price and the number of shares of common stock purchasable under the warrant issued to Mr. Blanton adjusted as follows:  (a) with respect to Mr. Blanton, from 553,506 shares at $2.71 per share to 1,000,001 shares at $1.50 per share; and (b) with respect to Silver Hill Enterprises, LP, from 184,502 shares at $2.71 per share to 333,334 shares at $1.50 per share.

In September 2008, the Bank entered into a data processing contract and master services agreement to move its processing from Fidelity Information Systems to Providence, the internal data processing system provided by First Covenant Bank.  Pursuant to the agreements, First Covenant will provide services to implement and service host system computer software which will provide the Bank with the essential banking processing and accounting functions for deposit products, loans and general ledger accounting.  The term of each contract is 12 months, with the option to renew for additional 12 month periods.  We believe this change will enable the Bank to decrease its costs and increase its flexibility in data processing.  Mr. Blanton serves as a director and as the Chief Executive Officer of First Covenant Bank.  Ms. Smyth serves as the Chief Financial Officer for First Covenant Bank.

The Bank has contracted with CINC Systems, LLC (“CINC”) to provide web and server hosting facilities.  For the year ended December 31, 2008 the total paid to CINC for these services was $10,000.  Mr. Blanton is President of CINC.

The Bank has certain mortgage loans with a carrying amount of $2,742,062 and $2,895,901 as of December 31, 2008 and 2007, respectively, which were purchased from United Americas Bank, an entity in which Mr. Blanton owns approximately 17.1%

The Bank has certain loans with a carrying amount of $1,741,760 and $0 as of December 31, 2008 and 2007, respectively, which were purchased from First Covenant Bank, an entity in which William R. Blanton is a principal owner.

The Bank sold certain loans with a carrying amount of $10,113,232 and $0 as of December 31, 2008 and 2007, respectively, to First Covenant Bank, an entity in which William R. Blanton is a principal owner.

During 2008, we raised $3,370,006 in additional capital through the sale of common stock in a private placement.  The capital was used to fund $3,515,000 in net operating losses for the year ended December 31, 2008.  In connection with this private placement, Olivia Evans, the wife of one of our directors, William M. Evans, Jr. purchased 333,333 shares.  The following persons also purchased shares in the private placement and became owners of over 5% of our outstanding common stock: (a) Richard T. Smith purchased 333,334 shares; (b) Golden Isles Reinsurance Co. LTD. Purchased 666,668 shares; and (c) Joe E. McCart purchased 500,000 shares.

Director Independence

The Board of Directors determines the independence of each director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ Global Market listing standards.  The Board of Directors determined that each of the following non-employee directors is independent and has no material relationship with the Company, except as a director and shareholder of the Company:  William Bagwell, Jr., William Evans, Jr., Lanny W. Dunagan, Gilbert T. Jones, Sr., J. Allen Nivens, Jr., Dr. Wendell A. Turner and R.K. Whitehead, III.  In addition, based on such standards, William R. Blanton is not independent because he serves as our Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officer, and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock.  The directors, its executive officer, and greater than 10% shareholders are required to furnish the Company with copies of the forms they file.

Based on a review of Section 16(a) reports and written representations from our directors and executive officers, we believe that all of our directors, executive officers and 10% shareholders have made all filings required under Section 16(a) in a timely manner with the exception of the following:

Mr. Blanton failed to timely file a Form 4 for his sale of 55,350 shares of common stock and 99,999 warrants on June 30, 2008.  Mr. Blanton has filed a late Form 4 to report these sales.

Mr. Whitehead failed to timely file a Form 4 for his purchase of 36,900 shares of common stock and 66,665 warrants on June 30, 2008.  Mr. Whitehead has filed a late Form 4 to report these sales.

Mr. Nivens failed to timely file a Form 4 for his purchase of 36,900 shares of common stock and 66,665 warrants on June 30, 2008.  Mr. Nivens has filed a late Form 4 to report these sales.

Mr. Evans failed to timely file a Form 4 for his sale of 18,450 shares of common stock and 33,333 warrants on June 30, 2008, and the purchase of 333,333 common shares by his wife, on December 31, 2008.  Mr. Evans has filed a late Form 4 to report these transactions.

Golden Isles Reinsurance Co. LTD, a beneficial owner of more than ten percent of the Company’s common stock, failed to timely file a Form 3 upon becoming a beneficial owner on January 15, 2009.  Golden Isles Reinsurance Co. LTD has filed a late Form 3 to report its beneficial ownership.

Joe McCart, a beneficial owner of more than ten percent of the Company’s common stock, failed to timely file a Form 3 upon becoming a beneficial owner on January 15, 2009.  Mr. McCart has filed a late Form 3 to report his beneficial ownership.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s Chief Executive Officer and Chief Financial and Accounting Officer.  The Company will provide a copy of the Code of Ethics free of charge to any person upon written request to the Company.  Any such request should be addressed to our principal executive office at 807 Dorsey Street, Gainesville, Georgia 30501.

INDEPENDENT PUBLIC ACCOUNTANTS

On June 11, 2009, upon the recommendation of our audit committee, the Company dismissed McNair, McLemore, Middlebrooks & Co., LLP as our independent auditors and appointed Mauldin & Jenkins, Certified Public Accountants, LLC to serve as our independent auditors for the fiscal year ending December 31, 2008. The change in auditors was effective on June 11, 2009.  McNair, McLemore, Middlebrooks & Co., LLP served as the Company’s independent accounting firm from October 2004 until June 2009.

The reports of McNair, McLemore, Middlebrooks & Co., LLP on our consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2007 and December 31, 2008 and the period January 1, 2009 through June 11, 2009, there were: (i) no disagreements with McNair, McLemore, Middlebrooks & Co., LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to McNair, McLemore, Middlebrooks & Co., LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that McNair, McLemore, Middlebrooks & Co., LLP furnish the Company with a letter addressed to the SEC stating that McNair, McLemore, Middlebrooks & Co., LLP agrees with the above statements. A copy of the letter dated June 16, 2009 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on June 16, 2009.

During the fiscal years ended December 31, 2007 and December 31, 2008 and through June 11, 2009, the Company did not consult Mauldin & Jenkins with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The following table sets forth the fees billed and, as to audit and audit-related fees, expected to be billed to the Company for the fiscal years ended December 31, 2008 and 2007 by McNair, McLemore, Middlebrooks & Co., LLP.

	2008	2007
Audit Fees (1)	$44,501	$48,203
Audit-Related Fees(2)	12,942	—
Tax Fees (3)	3,691	3,407
All Other Fees	—	—
Total Fees	$61,134	$51,610

(1)           Represents fees related to the audit and quarterly reviews of consolidated financial statements of the Company and review of regulatory filings.

(2)           Represents fees related to consents and comfort letter related to Private Placement Memorandum.

(3)           Represents fees related to tax compliance, tax advice and tax planning service.

All of the services provided by the independent accountants were pre-approved by the Audit Committee.  The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent accountants and may not engage them to perform any prohibited non-audit services.  The Audit Committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company’s auditors.

Representatives of McNair, McLemore, Middlebrooks & Co., LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

Director Nominations

The full board of directors of our Company participates in the consideration of director nominees. The board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the Bank, and professionals in the financial services and other industries. Similarly, the board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board deems relevant.

In accordance with the Company’s bylaws, a shareholder may nominate persons for election as directors if written notice of the shareholder’s intent to make a director nomination is delivered or mailed to and received by the secretary of the Company not later than the later of (1) 30 days in advance of the date of the annual meeting of shareholders or (2) the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. The notice must set forth:

(1)                                  the information that would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated by the board of directors of the Company;

(2)                                  the consent of the nominee to being named in a proxy statement as a nominee and to serve as a director of the Company, if elected;

(3)                                  the name and address of the shareholder giving the notice; and

(4)                                  the class and number of shares of the Company beneficially owned by the shareholder.

The chairman of a shareholder meeting must refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Shareholder Proposals

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting, they must deliver a written copy of their proposal to our principal office at 807 Dorsey Street, Gainesville, Georgia 30501, no later than April 29, 2010.  Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the bylaw requirements described below.

Our bylaws provide that any shareholder proposal to be made at an annual meeting must be delivered to the secretary of the Company between 60 and 90 days prior to the annual meeting; provided, however, that if less than 40 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders or public disclosure of the date of the meeting is given.

Shareholder Communications

Shareholders wishing to communicate with the board of directors or with a particular director may do so in writing addressed to the board, or to the particular director, and by sending it to the secretary of the Company at our principal office at 807 Dorsey Street, Gainesville, Georgia 30501. The secretary will promptly forward such communications to the applicable director or to the chairman of the board for consideration at the next scheduled meeting.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the meeting. All of the directors attended the 2008 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934. You can read and copy these reports, proxy statements and other information concerning us at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at (202) 942-8090 for further information on the Public Reference Room. You can review our electronically filed reports, proxy and information statements on the SEC’s internet site at http://www.sec.gov.

Upon written request, the Company will provide without charge to any shareholder a copy of our annual report on Form 10-K. Please direct such requests to Denise Smyth at 807 Dorsey Street, Gainesville, Georgia, 30501.

OTHER MATTERS

The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

July 20, 2009

First Century Bancorp. PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 27, 2009

The undersigned hereby appoints Denise Smyth as proxy, with the power to appoint her substitute, and hereby authorizes her to represent and to vote, as designated below, all of the common stock of First Century Bancorp., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at our offices located at 807 Dorsey Street, Gainesville, Georgia, on August 27, 2009 at 10:00 a.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL 1:

To consider and elect the following eight (8) persons to serve on our board of directors for a one-year term expiring at the 2010 annual meeting: William A. Bagwell, Jr., William R. Blanton, Lanny W. Dunagan, William M. Evans, Jr., Gilbert T. Jones, Sr., J. Allen Nivens, Jr., Wendell A. Turner, and R.K. Whitehead III.

	☐ FOR all nominees	☐ WITHHOLD all nominees
(except as indicated below)

INSTRUCTION:	To withhold authority for any individual nominees, mark “FOR” above, and write the nominees’ names in this space.

PROPOSAL 2:	To ratify the appointment of Mauldin & Jenkins, Certified Public Accountants, LLC as our external auditors for the fiscal year 2009:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder	Date

Signature of Shareholder	Date

Print Name(s) of Shareholder(s)

PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE. NO POSTAGE NECESSARY.

I WILL WILL NOT ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE